UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2021

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	82-1302696
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 319-1850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FAT	The Nasdaq Stock Market LLC
Series B Cumulative Preferred Stock, par value $0.0001 per share	FATBP	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	FATBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01 Entry Into a Material Definitive Agreement.

On July 22, 2021 (the “Closing Date”), FAT Brands Inc. (the “Company”) completed the issuance and sale in a private offering through its special purpose, wholly-owned subsidiary, FAT Brands GFG Royalty I, LLC (the “Issuer”), of an aggregate principal amount of $350,000,000 of Series 2021-1 Fixed Rate Secured Notes (the “Notes”). The net proceeds from the sale of the Notes were used by the Company to finance a portion of the purchase price for the acquisition of LS GFG Holdings Inc. and its direct and indirect subsidiaries (collectively, “GFG”) in a transaction that was completed on the Closing Date, as discussed further below under Item 2.01. The Notes were offered and sold to qualified institutional buyers through Jefferies LLC, as the initial purchaser, pursuant to the exemptions from registration provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside of the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

Terms of the Notes

The Notes were issued pursuant to a Base Indenture, dated as of the Closing Date (the “Base Indenture”), as amended by the Series 2021-1 Supplement (the “Series 2021-1 Supplement”), dated as of the Closing Date, each of which is by and among the Issuer and UMB Bank, N.A., as trustee (in such capacity, the “Trustee”) and as securities intermediary. The Notes were issued in three tranches: (i) 6.00% Series 2021-1 Fixed Rate Senior Secured Notes, Class A-2, in an initial principal amount of $209,000,000; (ii) 7.00% Series 2021-1 Fixed Rate Senior Subordinated Secured Notes, Class B-2, in an initial principal amount of $84,000,000; and (iii) 9.50% Series 2021-1 Fixed Rate Subordinated Secured Notes, Class M-2, in an initial principal amount of $57,000,000.

Scheduled payments of principal and interest on the Notes are required to be made on a quarterly basis, in each case from amounts that are available for payment thereon under the Base Indenture. The legal final maturity of the Notes is July 22, 2051, but it is anticipated that, unless earlier prepaid to the extent permitted under the Indenture, the Notes will be repaid on July 25, 2023 (the “Anticipated Call Date”). If the Issuer has not repaid or refinanced the Notes by the Anticipated Call Date, additional interest equal to 1.0% per annum will accrue on each tranche of Notes. If the Issuer has not repaid or refinanced the Class A-2 Notes by the Series 2021-1 Class A-2 Anticipated Repayment Date (as defined in the Series 2021-1 Supplement), additional interest equal to 2.5% per annum will accrue on the Class A-2 Notes.

Guarantee and Collateral Agreement

The Notes are generally secured by a security interest in substantially all of the assets of the Issuer and its subsidiaries (the “Guarantors” and, together with the Issuer, the “Securitization Entities”). Under the Guarantee and Collateral Agreement, dated July 22, 2021, by and among the Guarantors in favor of the Trustee, the Guarantors have guaranteed the obligations of the Issuer under the Indenture and related documents and secured the guarantee by granting a security interest in substantially all of their assets. On the Closing Date, these assets (the “Securitized Assets”) included substantially all of the revenue-generating assets of the Guarantors, consisting principally of franchise agreements, area development agreements and intellectual property of the Guarantors, and a manufacturing and production facility in Atlanta, GA, which supplies franchisees with cookie dough, pretzel dry mix and other ancillary products.

The Notes are the obligations only of the Issuer pursuant to the Indenture and are unconditionally and irrevocably guaranteed by the Guarantors pursuant to the Guarantee and Collateral Agreement. Except as described below, neither the Company nor any subsidiary of the Company, other than the Securitization Entities, will guarantee or in any way be liable for the obligations of the Issuer under the Indenture or the Notes.

Management Agreement

Under the terms of the Management Agreement, dated July 22, 2021, by and among the Company, the Securitization Entities and the Trustee, the Company will act as the manager with respect to the Securitized Assets (in such capacity, the “Manager”). The primary responsibilities of the Manager under the Management Agreement are to perform certain franchising, distribution, intellectual property and operational functions on behalf of the Securitization Entities with respect to the Securitized Assets. The Management Agreement provides for a management fee payable monthly by the Issuer to the Manager in the amount of $413,333.33, subject to three percent (3%) annual increases.

The Manager will manage and administer the Securitized Assets in accordance with the terms of the Management Agreement and, except as otherwise provided in the Management Agreement, the management standard set forth in the Management Agreement. Subject to limited exceptions set forth in the Management Agreement, the Management Agreement does not require the Manager to expend or risk its funds or otherwise incur any financial liability in the performance of any of its rights or powers under the Management Agreement if the Manager has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not compensated by payment of the management fee or is otherwise not reasonably assured or provided to it.

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Subject to limited exceptions set forth in the Management Agreement, the Manager will indemnify each Securitization Entity, the Trustee and certain other parties, and their respective officers, directors, employees and agents for all claims, penalties, fines, forfeitures, losses, liabilities, obligations, damages, actions, suits and related costs and judgments and other costs, fees and reasonable expenses that any of them may incur as a result of (a) failure of the Manager to perform or observe its obligations under the Management Agreement, (b) the breach by the Manager of any representation, warranty or covenant under the Management Agreement, or (c) the Manager’s negligence, bad faith or willful misconduct in the performance of its duties under the Management Agreement.

Covenants and Restrictions

The Notes are subject to covenants and restrictions customary for transactions of this type, including: (i) that the Issuer maintain specified reserve accounts to be used to make required payments in respect of the Notes; (ii) provisions relating to optional and mandatory prepayments, and the related payment of specified amounts; (iii) certain indemnification payments in the event, among other things, the transfers of the assets pledged as collateral for the Notes are in stated ways defective or ineffective; and (iv) covenants relating to recordkeeping, access to information and similar matters. The Notes are subject to customary rapid amortization events provided for in the Indenture, including events tied to failure of the Securitization Entities and Manager to maintain the stated debt service coverage ratio and leverage ratios, the sum of systemwide sales for all restaurants being below certain levels on certain measurement dates, certain Manager termination events, certain events of default and the failure to repay or refinance the Notes on the anticipated repayment dates. The Notes are also subject to certain customary events of default, including events relating to non-payment of required interest, principal or other amounts due on or with respect to the Notes, failure of the Securitization Entities to maintain the stated debt service coverage ratio, failure to comply with covenants within certain time frames, certain bankruptcy events, breaches of specified representations and warranties and certain judgments.

The above descriptions of the Base Indenture, Series 2021-1 Supplement, Guarantee and Collateral Agreement and Management Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements filed herewith as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company completed its previously announced acquisition from affiliates of Serruya Private Equity, Inc. and Lion Capital LLP (the “Sellers”) of GFG and its subsidiaries, including Global Franchise Group, LLC, which franchise and operate a portfolio of five quick service restaurant concepts – Round Table Pizza, Great American Cookies, Hot Dog on a Stick, Marble Slab Creamery and Pretzelmaker, and a manufacturing and production facility in Atlanta, GA. Immediately following the closing of the acquisition, the Company contributed to the Issuer substantially all of the revenue-generating assets of GFG, consisting principally of franchise agreements, area development agreements and intellectual property, and GFG’s manufacturing and production facility in Atlanta, GA, pursuant to a Contribution Agreement dated July 22, 2021.

The purchase price for the Transaction was $442,500,000, paid by the Company in the form of $350,500,000 in cash, 3,089,245 shares of the Company’s Series B Cumulative Preferred Stock (the “Preferred Stock Consideration”), and 1,964,865 shares of the Company’s Common Stock (the “Common Stock Consideration”). The Company agreed with the Sellers that upon completion of the Company’s pending reclassification of its Common Stock into Class A Common Stock and issuance of additional shares of Class B Common Stock, the Common Stock Consideration will be exchanged for approximately 2,259,594 shares of Class A Common Stock and no shares of Class B Common Stock. The Company agreed to register for resale the Common Stock Consideration and maintain the effectiveness of such registration for up to six years. In addition, the Sellers have agreed to a lock-up period of nine months following the Closing with respect to the Preferred Stock Consideration, during which time Sellers may not offer, sell or transfer any interest in such shares.

On the Closing Date, the Company and Sellers also entered into a Put/Call Agreement with respect to the Preferred Stock Consideration pursuant to which, for a period of nine months following the Closing, the Company has the right to call from the Sellers all of the Preferred Stock Consideration, and Sellers will have the right to put to the Company all of the Preferred Stock Consideration, in each case for a cash amount equal to $67,500,000 plus any accrued but unpaid dividends on such shares. The Company will have the option to defer the closing of a put transaction for up to 120 days following the end of the nine-month period, during which time the put price will accrue interest at the rate of 5.0% per annum, and the Company will provide Sellers with the right to appoint one seat on the board of directors of the Company until Seller is fully paid. A copy of the Put/Call Agreement is filed herewith as Exhibit 10.3.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure

The Company issued a press release on July 22, 2021 announcing the completion of the acquisition of GFG, a copy of which is furnished as Exhibit 99.1 hereto and incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. The information in the attached press release is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Company will file the financial statements of GFG as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

The Company will file pro forma financial information as an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description
2.1 *	Stock Purchase Agreement, dated June 26, 2021, by and among FAT Brands Inc., LS GFG Holdings Inc., and LS Global Franchise L.P. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 28, 2021).
4.1	Base Indenture, dated July 22, 2021, by and among FAT Brands GFG Royalty I, LLC, and UMB Bank, N.A., as trustee and securities intermediary.
4.2 *	Series 2021-1 Supplement to Base Indenture, dated July 22, 2021, by and among FAT Brands GFG Royalty I, LLC, and UMB Bank, N.A., as trustee and securities intermediary.
10.1	Guarantee and Collateral Agreement, dated July 22, 2021, by and among the Guarantors named therein in favor of UMB Bank, N.A., as trustee.
10.2	Management Agreement, dated July 22, 2021, by and among FAT Brands Inc., FAT Brands GFG Royalty I, LLC, each of the Franchise Entities named therein and UMB Bank, N.A., as trustee.
10.3	Put/Call Agreement, dated July 22, 2021, by and between FAT Brands Inc. and LS Global Franchise L.P.
99.1	Press release dated July 22, 2021.

* This filing excludes certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 26, 2021

FAT Brands Inc.

By:	/s/ Kenneth J. Kuick
Kenneth J. Kuick
Chief Financial Officer

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